                                                                 EXHIBIT 10.52




                            MARINA BAY BUSINESS PARK
                                  OFFICE LEASE



                                 By and Between


                            MARINA BAY PARTNERS, LLC
                     a California limited liability company


                                       and


                                QRS CORPORATION,
                             a Delaware corporation



                         Dated as of November 20, 1998



                             BASIC LEASE INFORMATION
                            MARINA BAY BUSINESS PARK
                                  OFFICE LEASE

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

LEASE DATE:                                   Dated as of November 20, 1998
LANDLORD:                                     Marina Bay Partners, LLC, a California limited liability
                                              company

ADDRESS OF LANDLORD:                          c/o Penterra Company
                                              1391 Marina Way South
                                              Richmond, CA 94804

TENANT:                                       QRS Corporation, a Delaware corporation

ADDRESS OF TENANT: (PRIOR TO                  QRS Corporation
COMMENCEMENT DATE; THEREAFTER AT              1400 Marina Way South
THE PREMISES:                                 Richmond, CA 94804

PREMISES:                                     Portion of first and second floors of Building at Marina
                                              Bay Business Park Phase I,
                                              Richmond, California, more
                                              specifically set forth on the
                                              floor plan attached as EXHIBIT A

RENTABLE AREA OF THE PREMISES:                47,625 Square Feet

TERM:                                         The period from the Commencement Date to the
                                              Expiration Date.

COMMENCEMENT DATE:                            Upon delivery of possession of the Premises "Ready for
                                              Occupancy".

EXPIRATION DATE:                              June 30, 2010.

TENANT'S SHARE:                               49.91%

FIXED RENT (MONTHLY):                         PERIOD OF TERM                              FIXED RENT
                                              Commencement Date through                  $71,437.50/mo.
                                              June 30, 2000                               ($1.50/rsf)

                                              7/1/2000 through 6/30/2010                 $76,200.00/mo.
                                                                                          ($1.60/rsf)
SECURITY DEPOSIT:                             S71,500

BROKERS:                                      None



                                TABLE OF CONTENTS
                                   (Continued)

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                                                                                                   PAGE


EXHIBITS:                                  Exhibit A Floor Plan
                                           Exhibit B Legal Description
                                           Exhibit C Build Out of Initial TI's
                                           Exhibit D Tenant's Improvements Work Letter


NOTE: THIS BASIC LEASE INFORMATION IS PROVIDED SOLELY AS A CONVENIENCE TO SUMMARIZE CERTAIN LEASE PROVISIONS AND IS NOT INTENDED AS A COMPLETE SUMMARY
OF ALL MATERIAL TERMS AND CONDITIONS OF THE LEASE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN ANY INFORMATION SHOWN ON THIS BASIC LEASE INFORMATION AND THE PROVISIONS OF THE LEASE, THE PROVISIONS OF THE LEASE GOVERN.

                            MARINA BAY BUSINESS PARK
                                  OFFICE LEASE
                      (QRS CORPORATION, PHASE II BUILDING)


         This Lease is made and entered in to as of the date specified in the Basic Lease Information, by and between MARINA BAY PARTNERS, LLC, a California limited liability company ("LANDLORD"), and the Tenant identified in the Basic Lease Information.

         IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED IN THIS LEASE, THE PARTIES AGREE AS FOLLOWS:

SECTION 1. DEFINITIONS

         Certain terms used in this Lease and the Exhibits attached to this Lease shall have the meaning set forth below for each such term. Certain other terms shall have the meaning set forth elsewhere in this Lease and the Exhibits attached to this Lease.

         1.1 BUILDING. The office building and related improvements to be constructed by Landlord on the real property described in EXHIBIT B attached to this Lease. Any enlargements to the Building or additional improvements on the real property described in EXHIBIT B attached to this Lease shall be included in the definition of Building for purposes of this Lease.

         1.2 COMMON AREA. All of the Property, excluding those portions of the Building not designated for the exclusive use of Tenant or other tenants, such as the lobbies, elevators and common bathrooms, entrances, stairways and accessways.

         1.3 ENVIRONMENTAL LAW. Any federal, state or local law, ordinance or regulation or policy applicable to the Premises during the Term, relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to Tenant's use of the Premises, or to industrial hygiene or the environmental conditions on, under or about the Property, including, without limitation, soil, groundwater and indoor and ambient air conditions.

         1.4 EXPIRATION DATE. The Lease shall expire on June 3O, 2010 ("Expiration Date"). The Expiration Date is subject to extension pursuant to the provisions of Section 26 of this Lease.

         1.5 HAZARDOUS MATERIAL. Any hazardous or toxic substance, material or waste the storage, use, or disposition of which is or becomes regulated by, any local governmental authority with jurisdiction, the State of California or the United States Government during the Term. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined during the Term as hazardous or extremely hazardous pursuant to Article 11 of

Title 22 of the California Administrative Code, Division 4, Chapter 20,
(ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ. (42 U.S.C. 6903),
(iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ. (42 U.S.C. 9601) or (iv) is listed or defined as a "hazardous waste", "hazardous substance", or other similar designation by any regulatory scheme of the State of California or the U.S. Government that is similar to the foregoing.

         1.6 INTEREST RATE. The per annum rate equal to the lesser of (i) the reference rate, or succeeding similar index, of Bank of America, N.T. & S.A. in effect from time to time plus two percent (2%), or (ii) the maximum rate allowed by applicable usury law.

         1.7 LEASE YEAR. A period of twelve (12) consecutive calendar months during the Term, commencing with the Commencement Date if the Commencement
Date is the first day, of a calendar month, or commencing with the first day of the month following the Commencement Date if the Commencement Date is not the first day of a calendar month. The first Lease Year shall include the period between the Commencement Date and the first day of the month following the Commencement Date if the Commencement Date is not the first day of a calendar month. The last Lease Year shall consist of the period between the date on which the Term expires or terminates and the day after the last day of the preceding Lease Year.

         1.8 OPERATING EXPENSES. All expenses and costs of every kind and nature actually incurred and paid by Landlord in, or properly allocable to, a calendar year, in connection with the ownership, management, operation, maintenance, repair and preservation of the Property. Specifically, but without limiting the generality of the foregoing, Operating Expenses shall include the following:
(a) wages, salaries, payroll burdens and all related expenses and benefits of all on-site and off-site employees to the extent attributable to the operation, repair and maintenance of the Property; (b) all supplies, materials, tools and rental equipment to the extent used in connection with the ownership, operation, management, repair and maintenance of the Property; (c) property management fees and other costs of property management, maintenance and other services for the Property and the equipment therein which management fees shall not exceed four percent (4%) of gross rental revenues from the Property; (d) reasonable legal and accounting costs for the Property; provided, however, that legal expenses shall not include the cost of negotiating leases, termination of leases, extension of leases, legal costs incurred in proceedings against any specific tenant or in connection with any breach by Landlord of this Lease or refinancing of the Property; (e) premiums and all additional costs for all insurance carried with respect to the Property (whether or not such insurance is required to be carried pursuant to the terms of this Lease, but limited to the type and amount of insurance customarily carried by owners of property comparable to the Property); (f) costs of all repairs, service, service contracts and general maintenance of the Property; (g) all maintenance and operating costs for the Common Area and the cost of performing Landlord's maintenance and repair obligations as provided in Section 10; (h) all Real Property Taxes; (i) subject to the exclusion of capital items set forth below, all costs and expenses levied, incurred or required to be paid, either directly or indirectly, in order to comply with laws, statutes, ordinances, rules and regulations or the requirements of governmental or public authorities with respect to the Property, or the operation of the Building, or any portion thereof such as parking facilities, sources of air pollution, traffic, storm water run-off or other adverse environmental effects, and transit taxes, assessments or fees; and
(j) amortization of capital improvements made to the Property by Landlord which result in a net annual reduction to the operating costs of the Property, with amortization over such period as Landlord shall reasonably determine to be the projected useful life of such capital improvement, together with interest thereon at the rate paid by Landlord on funds borrowed for the purpose of making such capital improvements, or at the Interest Rate if Landlord does not borrow funds for such purpose. Operating Expenses shall exclude the following: (1) any depreciation of the Building or other improvements on the Property or of the equipment used in connection therewith; (2) any expense for which Landlord is reimbursed pursuant to any insurance policy, warranty or other means of recovery from third parties; (3) any costs (including permit, license and inspection fees) of improving space for any other tenant of the Building; (4) any real estate brokerage commissions or finders fees, advertising and promotional expenditures; (5) any capital improvements except those described in clause
(j) above; (6) any rental under any ground or underlying lease; (7) any financing costs, including principal and interest payments; (8) any penalties, fines, interest or other charges attributable to the late payment of any Real Property Taxes or other Operating Expenses; (9) Landlord's general overhead and administrative expenses; (10) any expenses or costs incurred by Landlord as a result of special services, privileges or amenities provided to tenants on an individual basis rather than generally to all tenants; (11) any expenses or costs incurred by Landlord with respect to facilities for the benefit of tenants of the Building other than Tenant; (12) costs resulting from any failure of the Building, as of the Commencement Date, to comply with all laws, ordinances, regulations and codes in effect at the time of completion of construction of the Building; (13) salaries or fringe benefits or personnel above the grade of general manager; (14) the cost (including attorneys' fees and disbursements) of any judgment, settlement or arbitration award resulting from any tort liability;
(15) the cost of or expenditures for any repairs in accordance with Sections 12 or 14 of this Lease; (16) costs and expenses incurred in connection with the initial construction on the Property or the Building, whether above or below ground; (17) costs of repairs, abatement, removal or clean-up of any Hazardous Materials; (18) any costs or expenses that are incurred directly or indirectly with respect to Landlord's indemnity obligations under this Lease; (19) any costs or expenses that are incurred to make any of Landlord's representations or warranties under this Lease true or correct; and (20) the cost of defects in the design or construction of the Building, its structural components, the Building systems or the Initial TI's (as defined in Section 7.2 of this Lease). In calculating Operating Expenses, (i) the total Operating Expenses charged to the tenants of the Building shall in no event be greater than actual total Operating Expenses for the Property; (ii) no item of Operating Expenses shall be included more than once; (iii) Landlord shall comply, with generally accepted accounting principles, consistently applied.

         1.9 PERMITTED USE. General office purposes and research and development. Tenant shall not use any portion of the Premises for any use that is currently categorized as a biolevel-3 or higher use, unless such use is permitted by the City of Richmond and all other governmental authorities with jurisdiction over the Property. Landlord shall cooperate with Tenant in obtaining any permits, licenses or other governmental approvals required or necessary for Tenant's business at the Premises.

         1.10 PREMISES. The portion of the Building described in the Basic Lease Information and designated on EXHIBIT A, together with the appurtenant right to use the Common Area in common other tenants of the Property, subject to the Rules and Regulations.

         1.11 PROPERTY. The Building and that certain real property located in the City of Richmond, County of Contra Costa, State of California, more particularly described in EXHIBIT B hereto.

         1.12 REAL PROPERTY TAXES. "Real Property Taxes" includes: (i) all real estate taxes and assessments, and all other taxes relating to, or levied, assessed or imposed on, the Property, or any portion thereof, or interest therein; and (ii) all other taxes, assessments, charges, levies, fees, or penalties of any kind and nature imposed, levied, assessed, charged, conformed or collected by any governmental authority or other entity either directly or indirectly (A) for public improvements, user, maintenance or development fees, transit, housing, police, fire, open space, streets, sidewalks, utilities, job training or other governmental services or benefits, and (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Property. All special or one-time assessments shall be amortized over the longest period allowed by the applicable taxing authority. Real Property Taxes shall exclude: (1) taxes or assessments against the personal property of Tenant or any other tenant of the Building; and (2) income, franchise, estate or gift taxes of Landlord.

         1.13 RENTABLE AREA. The number of rentable square feet in the Building, or portions of the Building, calculated by Landlord, measured from the outside walls of the Building, calculated in accordance with the most recent American National Standard published by the Building Owners and Managers Association International. The Rentable Area of the Premises as set forth on the Basic Lease Information is an estimate. Upon completion of the Building and the Premises, Landlord shall cause its architect to determine the Rentable Area of the Building and the Premises, and such calculation shall be binding on Landlord and Tenant. Notwithstanding the foregoing, if Tenant wishes to verify Landlord's determination of the Rentable Area of the Building and the Premises, then within sixty (60) days of the determination by Landlord's architect of the Rentable Area of the Building and the Premises, Tenant shall have the right to cause an independent architect to verify Landlord's determination. If Tenant's determination of the Rentable Area of the Building and the Premises differs from Landlord's, the dispute shall be resolved by an independent architect jointly selected by Landlord and Tenant. The Rentable

Area shall be adjusted, calculated in accordance with the most recent American National Standard published by the Building Owners and Managers Association International, if Landlord materially adjusts the size of the Building. Tenant acknowledges that lobbies, elevators, bathrooms and core areas will cause the usable area of the Premises to be approximately 10% less than the Rentable Area of the Premises.

         1.14 TENANT'S IMPROVEMENTS. The Alterations to the Premises that may be constructed by Tenant during the Term of this Lease pursuant to Section 9.1 and EXHIBIT D hereto.

         1.15 TENANT'S SHARE. The percentage share described in the Basic Lease Information, which shall be equal to the Rentable Area of the Premises divided by the Rentable Area of the Building, shall be recalculated and adjusted as appropriate, upon determination of such Rentable Areas pursuant to Section 1.13.

         1.16 TERM. The period from the Commencement Date to the Expiration
Date.

SECTION 2. LEASE OF PREMISES

         2.1 PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the Premises, subject to and upon all the terms, covenants and conditions contained in this Lease.

         2.2 LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, without unreasonable interference with Tenant's use of the Premises or parking and without diminution of Tenant's usable space or other rights hereunder, including but not limited to the right of access, and subject to Section 11.2 of this Lease, to alter the Common Area.

         2.3 NO REPRESENTATIONS OR WARRANTIES. Neither Landlord nor Landlord's agent have made any representations or warranties with respect to the Premises, the Property or this Lease except as expressly set forth in this Lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease.

SECTION 3. TERM

         3.1 INITIAL TERM. This Lease shall be effective as of the date hereof. The Term shall commence on the Commencement Date and shall expire on the Expiration Date unless the Term is earlier terminated as provided in this Lease or extended as provided in this Lease. The Commencement Date shall be the date that Landlord delivers the Premises to Tenant in "Ready For Occupancy" condition, which shall mean that (a) construction of the Building and the Initial TI's (as defined in Section 7.2) is substantially completed, as confirmed in writing by Landlord's architect, subject to items that are customarily referred to as "punch list items", and (b) a final or temporary certificate of occupancy has been issued for Tenant to occupy, the Premises; provided however if such construction is delayed or the certificate of occupancy, is not issued due to the acts or omissions of Tenant under EXHIBIT C (a "Tenant Delay"), then for purposes hereof, the Commencement Date shall be deemed to be the date that the Commencement Date would actually have occurred but for such Tenant Delay. Tenant and Tenant's architect shall have the right to inspect the Premises and deliver to Landlord within ten (10) days of the Commencement Date a list of the "punch-list items" which need to be completed. Landlord, upon receipt of such notice, shall proceed with reasonable diligence to complete the punch-list items to a reasonably satisfactory condition. Landlord covenants to exercise commercially reasonable efforts to commence construction within thirty (30) days after the date of this Lease, and upon commencement, to diligently complete such construction. Notwithstanding the foregoing, if Landlord has so exercised commercially reasonable efforts to commence construction but has not commenced construction on or before May 15, 1999, then either party upon notice to the other given on or before June 1, 1999, may elect to terminate this Lease; provided however that Tenant may not so terminate this Lease if Landlord has been prevented from commencing construction on or before May 15, 1999 due to a Tenant Delay. If either party so elects to terminate this Lease, the Lease shall be deemed terminated as of the date the notice is given, Landlord shall return to Tenant any payments made by Tenant to Landlord hereunder, and neither party shall have further rights under this Lease nor further obligations to the other hereunder. If Landlord, for any reason other than a Tenant Delay, has not delivered vacant possession of the Premises in "Ready for Occupancy" condition within twenty-four (24) months after the date of this Lease, Tenant may terminate this Lease and Landlord shall return to Tenant any payments made by Tenant to Landlord hereunder, and neither party shall have further rights under this Lease nor further obligations to the other hereunder. As construction nears completion, Landlord shall notify Tenant of the estimated Commencement Date at least thirty (30) days prior to tendering possession of the Premises to Tenant "Ready for Occupancy". Promptly after the Commencement Date and subject to Tenant's rights under Section 1.13 of this Lease, Landlord and Tenant shall execute a letter confirming the Commencement Date, the Rentable Area of the Building, the Rentable Area of the Premises, and the Monthly Fixed Rent based thereon.

SECTION 4. RENT: ADDITIONAL CHARGES

         4.1 FIXED MONTHLY RENT AND ADDITIONAL CHARGES. Commencing on the Commencement Date, Tenant shall pay to Landlord Fixed Rent in the amounts and during the periods described in the Basic Lease Information. Fixed Rent shall be payable by Tenant in consecutive monthly installments on or before the first day of each month, in advance. If the Commencement Date occurs on a day other than the first day of a calendar month, or if the Expiration Date occurs on a day other than the last day of a calendar month, then the Fixed Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month. Tenant shall also pay to Landlord all Additional Charges required under this lease ("ADDITIONAL CHARGES"), including without limitation all amounts due pursuant to the provisions of Section 5 and Section
6. Except as otherwise provided in this Lease, all payments of Fixed Rent and Additional Charges ("RENT") shall be made without prior demand or notice and without offset, deduction or counterclaim, in lawful money of the United States of America. Such payments shall be made at Landlord's Address.

         4.2 NET LEASE. Except as otherwise provided herein, this shall be a triple net lease, and Fixed Rent shall be paid to Landlord, plus Tenant's share of Operating Expenses, and Additional Charges payable by Tenant.

SECTION 5. PAYMENT OF OPERATING EXPENSES

         5.1 PAYMENT BY TENANT. Tenant shall pay to Landlord Tenant's Share of the Operating Expenses for each calendar year.

         5.2 MANNER OF PAYMENT. On or before the Commencement Date, with respect to estimated Operating Expenses payable during the first calendar year of the Term, and December 31 of each calendar year during the Term, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement setting forth the estimated Operating Expenses for the subsequent calendar year. On the Commencement Date, and on the first day of each calendar month during each ensuing calendar year, Tenant shall pay in advance to Landlord Tenant's Share of one-twelfth (1/12th) of the most recent estimated Operating Expenses; provided, however, that if such notice is not given in December, Tenant shall continue to pay to Landlord Tenant's Share of one-twelfth (1/12th) of the Estimated Operating Expenses of the previous calendar year until the month after such statement is given. Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for such calendar year. If Tenant's Share of the estimated Operating Expenses paid by Tenant during such calendar year is (x) less than Tenant's Share of the actual Operating Expenses for such period as shown on Landlord's statement, then Tenant shall pay the difference to Landlord within thirty (30) days after the date of Landlord's statement, or (y,) more than Tenant's Share of the actual Operating Expenses for such period, then Tenant shall receive a credit on the Rent next due for the amount of such excess, or, if the statement is given by Landlord with respect to the calendar year in which the Term expires, Landlord shall pay such excess to Tenant together with such statement.

         5.3 ADJUSTMENTS TO OPERATING EXPENSES. If at any time, but no more than once each calendar year, it appears to Landlord that the actual Operating Expenses for any calendar year during the Term will exceed the estimated Operating Expenses set forth in Landlord's statement to Tenant by more than five percent (5%), then Landlord shall have the right by notice to Tenant to revise the estimated Operating Expenses for such year and subsequent payments thereof shall, commencing with the first month after which Tenant receives such notice, be increased based upon such revised statement.

         5.4 TENANT'S INSPECTION AND AUDIT RIGHTS. Tenant or Tenant's authorized agent or representative, including a certified public accountant retained by Tenant, shall have the right to inspect the books and records of Landlord relating to Operating Expenses after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord's office at Marina Bay or at such other location in Richmond, California as Landlord may designate, for the purpose of verifying Landlord's statement of Operating Expenses. If Tenant has an audit performed of such books and records by a certified public accountant and such audit reveals an overstatement of Operating Expenses by Landlord of more than five percent (5%), then Landlord shall, within thirty (30) days after receipt of such audit, reimburse to Tenant any excess Operating Expenses previously paid to Landlord by Tenant and Landlord shall reimburse Tenant for the cost of such audit.

SECTION 6. TAXES PAYABLE BY TENANT

         In addition to payment of Fixed Rent and Operating Expenses, Tenant shall pay prior to delinquency, any and all taxes, assessments, license fees, levies, business taxes, impositions, transit development fees, assessments or charges for housing funds, service payments, in lieu taxes or fees, and any other governmental fees, excises or charges of any kind or character, general and special, ordinary and extraordinary, whether or not customary or now within the contemplation of the parties hereto, levied against, upon, measured by or attributable to Tenant's occupancy of the Premises, excluding Real Estate Taxes (which are paid by Tenant through Operating Expense reimbursements) and taxes based upon Landlord's taxable income.

SECTION 7. CONDITION AND OPERATION OF THE BUILDING

         7.1 INITIAL CONDITION. Landlord represents and warrants that upon completion of construction of the Building and site improvements related thereto, the Building and the Property will be in compliance in all material respects with, all applicable municipal, county, state and federal laws, ordinances, regulations and codes in effect as of the date of completion of such construction, including without limitation, the Americans with Disabilities Act ("ADA") and that the Building systems supplying utilities and services to the Premises, including without limitation, HVAC, plumbing and electrical systems, will be in good working order and condition as of the Commencement Date. Except as so provided, no representation or warranty is made or shall be deemed made by Landlord concerning the nature, quality or suitability for Tenant's business of the Building or the Premises, and Tenant shall have no rights against Landlord by reason of such matters except as otherwise expressly set forth in this Lease.

        7.2 INITIAL BUILDOUT OF PREMISES. Landlord shall, at its sole cost and expense, construct the Building in conformance with elevations approved by the City of Richmond, it being the intent of Landlord and Tenant that the exterior of the Building be consistent in appearance with the existing buildings at Phase I of Marina Bay Business Park. Furthermore, Landlord shall construct, in accordance with EXHIBIT C attached hereto, the interior of Tenant's Premises (the

"Initial TI's"). As set forth in EXHIBIT C, the cost of construction of the Initial TI's (including without limitation, all permits, architectural and design costs, and hard costs of construction) shall be paid Landlord and Tenant as follows: Landlord shall be responsible for the first $25.00 per square foot of Rentable Area of the Premises (presently estimated at $1,190,625), which amount is referred to herein as the "TI ALLOWANCE". All Costs of Work (as defined in EXHIBIT C) in excess of the TI Allowance shall be the responsibility of Tenant.

         7.3 SECURITY. Tenant shall be solely responsible for security in the Premises. Landlord shall have no obligations regarding the security of the Premises or the Property.

SECTION 8. USE AND COMPLIANCE WITH LAWS

         8.1 USE OF PREMISES. Tenant shall use and occupy the Premises during the Term solely for the Permitted Use.

         8.2 NO NUISANCE. Tenant shall not suffer, permit or commit any waste, nor allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Premises or from any apparatus, equipment or installation in the Premises or outside the Premises which would violate any applicable governmental law, order, rule, ordinance or regulation. Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance or interfere with the safety, comfort or enjoyment of the Property by Landlord or any other occupants of the Building.

         8.3 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS. Tenant, at Tenant's sole cost and expense, shall comply during the Term with all applicable laws, orders, rules, ordinances and regulations of federal, state, county and municipal authorities. Tenant shall not do anything, or permit anything to be done, in or about the Premises that shall (a) invalidate or be in conflict with the provisions of any fire, public liability or other insurance policies covering the Building or any property located therein, or
(b) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation or other practice being conducted in the Premises. Notwithstanding the foregoing, unless arising as a result of its specific use of the Premises, Tenant need not perform any structural or other major renovations, improvements or additions to the Premises as part of such compliance.

         8.4 HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Premises.

         (a) PROHIBITION ON USE OF HAZARDOUS MATERIALS. Subject to the provisions of Section 8.4(b) of this Lease, Tenant shall not use, generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Property or transport to or from the Premises or any part of the Property any Hazardous Material or allow its employees, agents, contractors, licensees, invitees or subtenants (collectively, "TENANT'S AGENTS") to do so.

         (b) PERMITTED HAZARDOUS MATERIALS. Notwithstanding any other provision of this Lease, Tenant shall be permitted to use, generate, manufacture, produce and store in, and transport to and from the Premises Hazardous Materials so long as: (a) each of the Hazardous Materials is used, generated, manufactured, produced or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises, and
(b) the conditions set forth in this Section 8.4 are complied with.

        (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant shall comply with and shall cause Tenant's Agents to comply with, and shall keep and maintain the Premises and cause Tenant's Agents to keep and maintain the Premises in compliance with, all Environmental Laws. Tenant shall, at its own expense prior to Tenant's use and occupancy, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed handlers to duly licensed facilities for final disposal of such materials and wastes or as may otherwise be permitted under applicable Environmental Laws. Only materials that, under all applicable governmental laws, orders, rules, ordinances and regulations, may be disposed of into the drains are permitted to be put into the drains at the Premises. Tenant shall make available to Landlord for inspection and copying upon reasonable advance notice and during the business hours of Tenant each and all of the following to the extent the same are required by applicable Environmental Laws to be maintained on-site at the Premises: (a) a copy of each hazardous material management plan or similar document required by any federal, state or local governmental or regulatory authority to be submitted by Tenant; (b) copies of all permits, licenses and other governmental and regulatory approvals with respect to the use of Hazardous Materials; (c) copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises; and (d) copies of all reports, studies and written results of tests or inspections concerning the Premises or any part of the Property with respect to Hazardous Materials (collectively "DOCUMENTS")

        (d) ROUTINE MONITORING. Upon commencing any activity involving Hazardous Materials on the Premises, and continuing thereafter throughout the Term, Tenant shall initiate and maintain any reporting and/or monitoring system required under all applicable Environmental Laws to ensure the routine monitoring of the levels of Hazardous Materials which may be present on, under or about the Premises or any part of the Property resulting from Tenant's activities. At Landlord's written request, Tenant shall provide Landlord copies of such reports, if any, as are provided by Tenant to any governmental agency.

               (1) LANDLORD'S RIGHT TO INSTALL TESTING WELLS. Provided it does not unreasonably interfere with Tenant's business operations on or access to the Premises, Landlord may install permanent or other testing wells or devices at or about the Premises or any part of the Property, and may cause the ground water to be tested to detect the presence of Hazardous Materials not more than once every twelve (12) months during the term of the Lease by the use of such wells or devices as are then customarily used for such purposes. The costs of any such tests shall be come solely by Tenant if, following the initiation of such testing, the presence of Hazardous Materials in violation of Environmental Laws or this Lease is detected to the extent Tenant or Tenant's Agents are responsible therefor. Tenant's obligations under this Section 8.4(d)(1) shall survive for a period of one year after the expiration or earlier termination of this Lease.

         (2) LANDLORD'S RIGHT TO INSPECT. Provided it does not unreasonably interfere with Tenant's business operations on or access to the Premises, Landlord, its lender and their representatives shall have the right, at any time, but not more often than once every twelve (12) months, upon at least three
(3) business days' prior notice (except in an emergency) to enter the Premises during Tenant's business hours to: (i) conduct any testing, monitoring and analysis for Hazardous Materials; (ii) review any Documents, materials, inventory, or notices to or from governmental or regulatory authorities relating to Tenant's use of Hazardous Materials at the Premises; and (iii) review all storage, use, transportation and disposal facilities and procedures required to be maintained by applicable law for the storage, use, transportation and disposal of Hazardous Materials.

        (e) NOTICE TO LANDLORD. Tenant shall give written notice to Landlord promptly after Tenant receives notice of any of the following: (i) any proceeding or inquiry by, notice from, or order of any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Material on, under or about the Premises or any part of the Property or the migration thereof from or to other property; and (ii) all claims made or threatened by any third party against Tenant, the Premises or any part of the Property relating to any loss or injury resulting from any Hazardous Materials. Tenant shall give written notice to Landlord promptly after Tenant becomes aware of any spill, release, discharge or nonroutine disposal of Hazardous Materials of a reportable quantity with respect to the Premises or operations at the Premises by Tenant or Tenant's Agents. Tenant shall also promptly provide copies to Landlord of all reports pertaining to the use, generation, manufacture, release, discharge or disposal of Hazardous Materials on the Premises that Tenant provides to any governmental body or agency.

         (f) LANDLORD'S RIGHT TO PARTICIPATE. If Landlord is joined in any legal proceeding or action affecting the Premises or any part of the Property initiated in connection with any Environmental Law, and if such proceeding or action is brought in connection with a Release (as defined in Section 8.4(g) below) of Hazardous Materials by Tenant or Tenant's Agents, Tenant shall defend Landlord, or at Tenant's option pay, Landlord's reasonable attorneys fees in connection therewith.

         (g) TENANT'S INDEMNITY. Tenant shall protect. defend. indemnity and hold harmless Landlord, its directors. officers, partners, employees, agents, successors and assigns from and against any and all claims, fines, judgments. penalties, losses, damages, costs, expenses or liability (including reasonable attorneys' fees and costs) to the extent directly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge or disposal of any Hazardous Material on, under or about the Premises or any part of the Property by Tenant or Tenant's Agents or the transportation of any Hazardous Material to or from the Premises (collectively, a "RELEASE") by Tenant or Tenant's Agents including, without limitation: the costs of any investigation, monitoring, removal, restoration, abatement, repair, cleanup, detoxification or other ameliorative work of any kind or nature (collectively "REMEDIAL WORK") and the preparation and implementation of any closure, remedial or other required plans, as required by Environmental Laws. For purposes of this Section 8.4(g), any acts or omissions of Tenant or Tenant's Agents (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant. Tenant's obligations under this Section 8.4(g) shall survive for a period of one year after the expiration or earlier termination of this Lease.

        (h) REMEDIAL WORK. Upon any spill or release of a reportable quantity of Hazardous Materials by Tenant or Tenant's Agents, Tenant shall, subject to
Section 8.4(f) of this Lease, promptly notify Landlord of the spill or release of Hazardous Materials and shall, at its sole expense, commence to perform and thereafter diligently prosecute to completion such Remedial Work as is required under Environmental Laws.

        (i) LANDLORD'S REPRESENTATION. Landlord represents and warrants that, to the best of Landlord's knowledge, (a) as of the date of this Lease the Property complies, and as of the Commencement Date will comply, with applicable Environmental Laws and (b) as of the date of this Lease there are, and as of the Commencement Date there will be, no Hazardous Materials on, under or about the Property; provided however, the Property and the Building may contain building materials which are classified as Hazardous Materials, provided that those materials are customarily and lawfully used in the construction of improvements similar to those constructed thereon.

Section 9. ALTERATIONS, TENANT'S PROPERTY, TENANT'S WORK AND LIENS

        9.1 ALTERATIONS By TENANT. Tenant shall not make or allow to be made any structural alterations, additions or improvements in or to the Premises whatsoever (collectively, "ALTERATIONS") without first (i) providing Landlord copies of the plans and specifications for the Alterations, and (ii) obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All Alterations undertaken by Tenant shall be done in accordance with the provisions of EXHIBIT D to this Lease. Upon expiration of the Lease, Tenant shall have no obligation to remove all Alterations to which Landlord has given its consent.

         9.2 TITLE TO ALTERATIONS. The Initial TI's shall be and remain the Property of Landlord. Tenant's Improvements and any other Alterations paid for by Tenant shall be Tenant's property during the Term. Upon expiration of the Term or termination of this Lease, all Alterations shall become the Property of Landlord and shall be surrendered to Landlord, in the condition required by this Lease.

         9.3 LIENS. Tenant shall keep the Premises and the Property free from any liens arising out of any (i) work performed by or for Tenant or any person claiming through or under Tenant or material furnished to or for the Premises before or during the Term by or for Tenant or any person claiming through or under Tenant, and (ii) obligations incurred by or for Tenant or any person claiming through or under Tenant before or during the Term. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law with respect to any mechanics', materialmen's and other liens. In addition to all other requirements contained in this Lease, Tenant shall give to Landlord at least ten (10) business days prior notice of commencement of any construction on the Premises.

SECTION 10.  REPAIRS AND MAINTENANCE

         10.1 LANDLORD'S OBLIGATIONS. As a part of the consideration for the leasing of the Premises, and subject to the obligations of Tenant set forth in this Lease, Landlord shall maintain, in good condition, the following: (i) the Common Area, (ii) the foundations, (iii) exterior walls, (iv) the structural portions of the roof of the Building, (v) all window frames (vi) all gutters and down spouts on the Building, (vii) structural elements of the Building, and
(viii) all Building systems, including without limitation, HVAC, plumbing and electrical. Landlord shall in good faith and with due diligence cause necessary repairs to be made as soon as reasonably practicable. Except as set forth in
Section 16.7 hereof, Tenant waives any right now or hereafter granted by law to make any repairs under this Section 10.1 upon Landlord's failure to do so hereunder. Except as set forth in Section 16.7 hereof, Landlord shall not be liable for and, except as provided in Section 12, there shall be no abatement of Rent with respect to, any injury to or interference with Tenant's business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein. Except as otherwise expressly provided herein, Tenant hereby waives and releases its rights under Sections 1941, 1941.1, 1942 and 1942.5 of the California Civil Code or under any similar law now or hereafter in effect.

         10.2 TENANT'S OBLIGATIONS. Tenant shall be solely responsible for all janitorial services for the Premises and may select persons to perform such services in its reasonable discretion. Tenant at its sole expense, and subject to normal wear and tear, casualty, acts of God and other causes beyond the control of Tenant, shall clean. keep, and maintain the interior of the Premises in good order and condition and repair and replace when necessary the non-structural elements of the Premises (but excluding items which Landlord is obligated to maintain, repair or replace under Section 1O.1

SECTION 11.  UTILITIES

         11.1 UTILITIES. Landlord shall provide water, sewer, gas, and electrical connections to the Premises and separate metering facilities therefor. Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term.

        11.2 INTERRUPTION. If Tenant is unable to conduct its ordinary business activities in the Premises because of any failure or interruption of any utility to the Premises for a period in excess of thirty (30) consecutive days (except if due to the negligence or willful misconduct of Tenant's Agents or if due to Tenant's failure to make repairs to the Premises as required hereunder), unless Landlord is exercising commercially reasonable efforts to restore the utility, Tenant shall have the right to terminate this Lease, without any liability to Landlord, upon five (5) days' prior written notice. Notwithstanding the foregoing, in the event such failure or interruption is caused by damage or destruction covered by Section 12 hereof, the provisions of Section 12 shall apply in lieu of the foregoing. Except as set forth in this section or in Section 12 hereof, failure by Landlord to furnish any service herein specified or any cessation thereof due to accident, making of repairs, alterations or improvements, weather, unusual difficulty or ability to obtain services or supplies from sources usually used for the Property, labor difficulties or other causes beyond Landlord's reasonable control shall not render Landlord liable in any respect for damages of any kind, nor be construed as an eviction of Tenant nor work an abatement of Rent.

SECTION 12.  DAMAGE OR DESTRUCTION

         12.1 LOSS COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building in which the Premises are located is wholly or partially damaged or destroyed by a casualty, which loss to Landlord is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit (or required to be maintained by Landlord pursuant to Section 13), which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

         (a) REPAIRS WHICH CAN BE COMPLETED WITHIN NINE MONTHS. Within twenty
(20) days of notice to Landlord of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within nine (9) months of such damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises or Building can, in Landlord's reasonable judgment, be completed within nine (9) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord, upon receipt of the insurance proceeds with respect thereto, shall at Landlord's expense promptly commence and diligently proceed to repair the same and this Lease shall remain in full force and effect and a proportionate reduction of the Rent shall be allowed

Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant.

         (b) REPAIRS WHICH CANNOT BE COMPLETED WITHIN NINE MONTHS. If all such repairs to the Building and Premises cannot, in Landlord's reasonable judgment, be completed within nine (9) months following the date of notice to Landlord of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and either Landlord or Tenant may, at its option, upon written notice to the other party given within thirty
(30) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. Notwithstanding the foregoing, if the damage does not affect the Premises, Landlord cannot terminate the Lease unless Landlord concurrently terminates all other leases in the Building. In the event that neither Landlord nor Tenant elects to terminate this Lease in accordance with the foregoing provisions, then Landlord, upon receipt of the insurance proceeds with respect thereto, shall at Landlord's expense promptly commence and diligently proceed to repair such damage or destruction, and in such event, this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as hereinabove provided in Section 12.1(a); provided, however, that if any such repair is not commenced by Landlord within sixty (60) days after Landlord's receipt of the insurance proceeds to which it is entitled on account of such damage or destruction or is not substantially completed by Landlord within ten (10) months after the occurrence of such damage or destruction, then in either such event Tenant may, at its option, upon prompt written notice to Landlord, elect to terminate this Lease.

         12.2 LOSS NOT COVERED BY INSURANCE. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building in which the Premises are located is totally or partially damaged or destroyed from a casualty, which loss to Landlord is not fully covered (except for any deductible) by insurance maintained by Landlord or for Landlord's benefit (or required to be maintained by Landlord pursuant to Section 13), Landlord may, at its option, upon written notice to Tenant within thirty (30) days after notice to Landlord of the occurrence of such damage or destruction, elect to restore or repair such damage or destruction, or Landlord may elect to terminate this Lease so long as Landlord terminates every other lease in the Building which was affected by, the casualty. Notwithstanding the foregoing, Landlord may not elect to terminate this Lease if (i) the uninsured portion of the damage is less than ten percent (10%) of the replacement cost of the Building and/or (ii) Landlord does not elect to terminate the leases of all other tenants in the Building who are similarly affected by such damage and/or destruction. If Landlord elects to repair or restore such damage or destruction, Landlord shall promptly commence and diligently proceed to repair such damage and this Lease shall continue in full force and effect but the Rent shall be proportionately reduced as provided in Section 12.1(a). If Landlord does not elect by notice to Tenant to repair such damage the Lease shall terminate as of the date of the casualty. Notwithstanding the foregoing, if all repairs to the Premises or the Building required under this Section 12.2 cannot, in Landlord's reasonable judgment, be completed within four (4) months following the date of such damage or destruction without the payment of overtime or other expenses, then either Landlord or Tenant may at its option, upon written notice to the other party given within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         12.3 DESTRUCTION DURING FINAL YEAR. Notwithstanding anything to the contrary contained in Sections 12.1 and 12.2 hereof, if the Premises or the Building in which the Premises are located is wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, so that Tenant shall be prevented from using the Premises for forty five (45) consecutive days due to such damage or destruction, then either Landlord or Tenant may, at its option, by notice to the other party within thirty (30) days after the occurrence of such damage or destruction, elect to terminate this Lease effective as of the date of casualty.

         12.4 DESTRUCTION OF TENANT'S PERSONAL PROPERTY, TENANT IMPROVEMENTS OR PROPERTY OF TENANT'S EMPLOYEES. In the event of any damage to or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of Tenant's Improvements but Landlord shall be obligated to repair or replace the Initial TI's. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building by Tenant or Tenant's agents or employees.

SECTION 13.  INSURANCE AND INDEMNITY

         13.1 INSURANCE ON TENANT'S PROPERTY. Tenant shall during the Term provide insurance coverage against loss or damage by fire and such other risks as are from time to time included in a standard or special extended coverage endorsement insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all other items of personal property of Tenant.

         13.2 TENANT'S LIABILITY INSURANCE. Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease and at all times during the Term either comprehensive general liability insurance or commercial general liability insurance applying to the use or occupancy of the Premises, and contractual liability insurance applying to Tenant's indemnity obligations under this Lease with respect to bodily injury, property damage, or other loss covered by Tenant's liability insurance. Such coverage shall be written by insurance companies reasonably acceptable to Landlord and its Lender and shall have a minimum combined single limit of liability of at least three million dollars ($3,000,000.00). All such policies shall be written to apply to all bodily injury, property damage or other covered loss occurring during the policy term, shall be endorsed to add Landlord as an additional named insured, to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         13.3 FIRE AND EXTENDED COVERAGE INSURANCE. Landlord shall maintain insurance on the Building and the Premises against damage by fire and those perils now specified in the most current standard extended coverage endorsement in an amount equal to the full insurable cost of the Building and the Premises, excluding any of Tenant's Improvements and Alterations, as reasonably determined by Landlord, exclusive of excavations and foundations and subject to such "deductibles" as Landlord may reasonably determine. In addition, Landlord shall maintain loss of rent insurance and a policy of commercial general liability and property damage insurance. All insurance proceeds payable under Landlord's insurance carried hereunder shall by payable solely to Landlord.

         13.4 WAIVER OF SUBROGATION. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to any risk insured against by insurance actually carried, or required to be carried hereunder. Each casualty insurance policy carried by Landlord or Tenant hereunder, or which either may obtain with respect to the Premises or the Property independent of obligations hereunder, shall provide that the insurer waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with all matters included within the scope of the waiver of recovery contained in this Section 13.4.

         13.5 TENANT'S INDEMNITY. To the fullest extent permitted by law, Tenant shall indemnify Landlord, and its officers, directors, partners, employees, servants, and agents, and all mortgagees or beneficiaries of Landlord's interest in all or any portion of the Property, (collectively, "RELATED ENTITIES") against and save Landlord and its Related Entities harmless from and defend Landlord and Related Entities through attorneys reasonably satisfactory to Landlord from and against any and all claims, loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable attorneys' fees (collectively, "CLAIMS"), incurred in connection with or arising in whole or in part from the activities of Tenant or Tenant's Related Entities, or any negligence or willful misconduct by Tenant or Tenant's Related Entities, excluding any Claims to the extent arising out of: (i) the negligence or willful misconduct of Landlord or Landlord's Related Entities, or (ii) Landlord's breach of this Lease.

         13.6 LANDLORD'S INDEMNITY. To the fullest extent permitted by law, Landlord shall indemnify Tenant and its officers, directors, shareholders, partners, employees, servants and agents (collectively "RELATED ENTITIES") against and save Tenant and its Related Entities harmless from and defend Tenant and its Related Entities through attorneys reasonably satisfactory to Tenant from and against any and all Claims incurred in connection with or arising in whole or in part from the activities of Landlord or Landlord's Related Entities or any negligence or willful misconduct of Landlord or Landlord's Related Entities, excluding any Claims to the extent arising out of: (i) the negligence or willful misconduct of Tenant or Tenant's Related Entities, or (ii) Tenant's breach of this Lease.

SECTION 14.  EMINENT DOMAIN

         14.1 EFFECT OF TAKING. If all of the Premises is condemned or taken in any manner before or during the Term for public or quasi-public use, or any transfer of the Premises is made in avoidance of an exercise of the power of eminent domain (each of which acts shall be referred to as a "TAKING"), this Lease shall automatically terminate as of the date of the vesting of title as a result of such taking. If a part of the Premises is so taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of the vesting of title as a result of such taking. If such portion of the Property is taken as to render the Property incapable of economically feasible operation or to require a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date of the vesting of title as a result of such taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date of which said vesting will occur. If such portion of the Premises is taken as, in the reasonable opinion of Tenant, to materially impair the ability of Tenant to use and conduct its business from the Premises, this Lease may be terminated by Tenant as of the date of the vesting of title as a result of such taking, by written notice to Landlord within sixty (60) days following notice to Tenant of the date of which said vesting will occur.

         14.2 AWARD. Landlord shall be entitled to the entire award for any taking; provided, however, that Landlord shall have no interest in any award made to Tenant for its leasehold interest, relocation expenses, the taking of personal property and fixtures belonging to Tenant or the interruption of or damage to Tenant's business, or attributable to improvements of the Premises actually paid by Tenant.

         14.3 ABATEMENT OF RENT. In the event of a partial or temporary taking that does not result in a termination of this Lease as to the entire Premises, the Rent shall abate in proportion to the portion of the Premises taken or rendered untenable by such taking. Tenant hereby waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure or any similar statute now or hereafter in effect.

SECTION 15.  SUBLEASE AND ASSIGNMENT

         15.1 CONSENT REQUIRED. Subject to Section 15.5 hereof, Tenant shall not sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder (each such act is referred to herein as an "ASSIGNMENT"), or sublet the Premises or any portion thereof or permit the Premises to be occupied by anyone other than Tenant (each such act is referred to herein as a "SUBLEASE") without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or withheld within ten (10) business days after Tenant's delivery of request therefor, together with all information required to be provided to Landlord under Section 15.2.

         15.2 NOTICE. Tenant shall have no right to enter into an Assignment or a Sublease unless Tenant shall have first requested in writing Landlord's consent to such Assignment or Sublease. Any request by Tenant for Landlord's consent to a specific Assignment or Sublease shall include (a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises,
(c) a copy of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant or its business.

         15.3 CONDITIONS OF APPROVAL. Without limiting the circumstances under which it may be reasonable for Landlord to withhold its consent to an Assignment or Sublease, it is expressly agreed that it shall be reasonable for Landlord to withhold its consent if Landlord reasonably determines that (i) the character or value of the Building are likely to be adversely affected during the Term as a result of such Assignment or Sublease, or (ii) the financial condition of the proposed new tenant or subtenant at the time of the proposed Assignment or Sublease is, in the reasonable opinion of Landlord, insufficient to meet the obligations of Tenant being assigned to such new tenant or subtenant.

         15.4 COST OF PROCESSING REQUEST. Tenant shall reimburse Landlord for Landlord's reasonable attorneys' fees for the review and documentation of any proposed Assignment or Sublease within thirty (30) days after Landlord gives notice to Tenant of the amount thereof, together with reasonable documentation supporting such fees.

         15.5 SCOPE OF ASSIGNMENT. Any sale or other transfer of a majority of
(i) the partnership interests in Tenant or any beneficial interest therein, if Tenant is a partnership, or (ii) the capital stock in Tenant, or any beneficial interest therein, if Tenant is a corporation, shall be an Assignment for purposes of this Lease. The sale or other transfer of more than fifty percent (50%), by value, of the assets of Tenant used in conducting its business in the Premises shall also constitute an Assignment for purposes of this Lease. Notwithstanding anything to the contrary contained in this Section 15, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any entity which acquires all or substantially all the assets of Tenant as a going concern of the business that is being conducted on the Premises, and any such Assignment shall not be subject to the provisions of
Section 15.7 below.

         15.6 ASSUMPTION OF OBLIGATIONS. Each assignee subtenant or other transferee of all or a portion of Tenant's interest hereunder, other than Landlord, shall assume, as provided in this Section 15.6, all obligations of Tenant under this Lease and shall be and remain liable jointly, and severally with Tenant for the payment of Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed during the Term; provided, however, that a sublessee shall be liable to Landlord for Rent only in the amount set forth in the Sublease.

         15.7 EXCESS RENT; RECAPTURE RIGHTS. Landlord's right to the portion of excess rent specified in this Section 15.7 is expressly reserved from the grant of Tenant's leasehold estate. Landlord shall have such right to such portion of the excess rent in the event of any Assignment or Sublease by any succeeding subtenant or assignee, regardless of whether (i) the instrument effecting any such Assignment or Sublease provides such right to Landlord, or (ii) Landlord has approved such an instrument which fails to provide such right to Landlord. If Landlord consents to any Assignment or Sublease, then Tenant shall pay to Landlord within five (5) business days after Tenant's receipt thereof, 50% of any and all consideration, as calculated pursuant to the following sentence, received by Tenant on account of such transaction, howsoever the same may be denominated, and in the case of Subleases, to the extent that such consideration exceeds the pro rata portion of the Fixed Rent and other charges payable by Tenant hereunder attributable to the sublet portion of the Premises, based on the net Rentable Area of the Promises and the net Rentable Area of the Premises sublet. In calculating the consideration subject to the preceding sentence, the following items shall be deducted therefrom: (a) the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant for the specific subtenant or assignee in question, amortized over the term of such assignment or sublease with interest thereon at the rate paid by Tenant on funds borrowed for the purpose of making such improvements or at the Interest Rate if Tenant does not borrow funds for such purpose and (b) reasonable leasing commissions paid by Tenant in connection with such assignment or subletting.

  Section 16.  DEFAULT: REMEDIES

         16.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" by Tenant:

         (a) ABANDONMENT. Abandonment of the Premises without payment of Rent. Tenant's vacation of the Premises and concurrent efforts to sublet the Premises or assign the Lease is not an abandonment of the Premises, provided that Tenant is timely paying Rent.

         (b) NONPAYMENT OF MONEY. Failure to pay Rent or any other sum due and payable by Tenant under this Lease.

         (c) OTHER OBLIGATIONS. Failure to perform any term, obligation, condition, agreement or covenant under this Lease, other than nonpayment of money.

         (d) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceedings or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any such relief, such proceeding shall not have been dismissed; the appointment of a receiver or trustee to take possession of all or substantially all of the assets of Tenant unless such appointment is vacated or annulled within sixty (60) days; a general assignment by Tenant for the benefit of creditors; any action or proceeding commenced by Tenant under any insolvency or bankruptcy act, or under any other statute or regulation having as its purpose the protection of creditors, or any such action commenced against Tenant and not discharged within thirty (30) days after the date of commencement, or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) days after the levy thereof.

         16.2 NOTICE TO TENANT. Upon the occurrence of any Event of Default, Landlord shall give Tenant written notice thereof, specifying the Event of Default and the provisions of this Lease breached by Tenant and Tenant shall have the right to cure such Event of Default within the time periods, if any, hereinafter specified.

         (a) NONPAYMENT OF MONEY. For failure to pay Rent or any other sum, within ten (10) days after Landlord's notice.

         (b) OTHER OBLIGATIONS. For failure to perform any term, obligation, condition, agreement or covenant under this Lease, other than nonpayment of monies, thirty (30) days after Landlord's notice. Notwithstanding the foregoing, if such failure cannot reasonably be cured within such 30-day period, Tenant shall continue to have the right to cure and shall not be in default under this Lease if Tenant commences within such 30-day period such cure and thereafter diligently prosecutes the same to completion. No notice or cure period shall be required or applicable hereunder for any Event of Default specified in Section 16.1(d) except as expressly set forth in Section 16.1(d) of this Lease.

         16.3 REMEDY UPON OCCURRENCE OF UNCURED EVENT OF DEFAULT. On the occurrence of an uncured Event of Default, Landlord shall have the right either
(i) to terminate this Lease, and at any time thereafter recover possession of the Premises, or any part thereof, and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of the Event of Default or of such termination, or (ii) to continue this Lease in effect for so long as Landlord does not so terminate Tenant's right to possession, and enforce all Landlord's rights and remedies under this Lease, including the right to
(A) recover Fixed Rent and Additional Charges as they become due, or(B) relet the Premises at such rental and upon such terms and conditions as Landlord, in its reasonable discretion, may deem advisable. Acts of maintenance, preservation or efforts to lease the Premises, the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, or re-entry or taking of possession of the Premises by Landlord hereunder, shall not constitute an election to terminate Tenant's right to possession unless specific written notice of such termination is given to Tenant hereunder. Notwithstanding any relating without termination, Landlord may at any time thereafter elect to terminate this Lease pursuant to this Section 16.3. Provided Tenant cooperates with Landlord, Landlord agrees to make reasonable efforts to mitigate its damages arising from an uncured Event of Default by Tenant.

         16.4 DAMAGES UPON TERMINATION. If Landlord terminates this Lease pursuant to Section 16.3, Landlord may exercise all rights and remedies available to a landlord at law or in equity, including, without limitation, the right to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts payable by Tenant hereunder which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts which would have been earned after termination until the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent and such other amounts for the balance of the term after the time of the award exceeds the amount of loss of Rent and such other amounts that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the direct costs proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with Interest. The "worth at the time of award" of the amounts referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, California, plus one percent (1%). As used herein, "time of award" shall mean either the date upon which Tenant pays to Landlord the amount recoverable by Landlord as hereinabove set forth, or the date of entry of any determination, order or judgment, of any court or other legally constituted body determining the amount recoverable, whichever first occurs.

         16.5 COMPUTATION OF RENT AND OTHER AMOUNTS FOR PURPOSES OF DEFAULT. For purposes of Section 16.4, unpaid Rent and other amounts which would have accrued and become payable under this Lease shall consist of the sum of: (i) the total Fixed Rent for the balance of the Term, plus (ii) a computation of Tenant's Share of the Operating Expenses for the balance of the Term.

         16.6 LANDLORD'S RIGHT TO PERFORM ON TENANT'S BREACH. In addition to any other right or remedy of Landlord hereunder, upon the occurrence of an uncured Event of Default and without waiving or releasing Tenant from any obligation of Tenant hereunder, Landlord may (but shall not be required) to cure such uncured Event of Default for the account of Tenant. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be caused to Tenant's stock or business by reason of effecting cure hereunder, unless caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents. All sums paid by Landlord and all costs and expenses incurred by Landlord in connection with such cure (including attorneys' fees), together with interest thereon at the Interest Rate from the respective dates of Landlord's payment of each item of cost or expense, shall be payable by Tenant on demand.

         16.7 LANDLORD'S DEFAULTS.

         (a) NOTICE AND CURES: LANDLORD'S LIABILITY. If Landlord fails to perform any of its obligations under this Lease, then Tenant shall give Landlord written notice thereof, specifying with particularity the breach claimed by Tenant. Except for Landlord's failure to make repairs required under Section 10.1, Landlord shall have the right to cure such breach during the 30-day period following receipt of Tenant's notice hereunder, unless such breach cannot reasonably be cured within such 30-day period, in which event Landlord shall not be in default under this Lease if Landlord commences within such 30-day period such cure and thereafter diligently prosecutes the same to completion. Notwithstanding the foregoing, if such breach causes immediate damage to Tenant's personal property or the ordinary conduct of Tenant's business, such as roof leaks, Landlord shall use commercially reasonable efforts to cure such breach as soon as possible. In addition, in the event Landlord fails to cure such breach within the time period set forth herein, Tenant shall have the right, but not the obligation, to cure such breach and the reasonable costs and expenses incurred by Tenant in connection with such cure, together with interest thereon at the Interest Rate from the respective date(s) of Tenant's payment of each item of cost or expense, shall be payable by Landlord upon demand. If the Premises, or any portion thereof, are at any time subject to any mortgage or a deed of trust, and either Landlord or the mortgagee or beneficiary has notified Tenant of the existence of such mortgage or deed of trust, Tenant shall serve on the mortgagee or beneficiary thereunder concurrent copies of any notice of default served on Landlord hereunder at the last address for such mortgagee or beneficiary of which Tenant has received notice from Landlord, and such mortgagee or beneficiary shall have an additional period of 30 days after expiration of Landlord's cure period to accomplish the cure of Landlord's default.

         (b) RECOVERY AGAINST LANDLORD. Tenant shall look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers and shareholders, shall not be personally liable for any such judgment.

         16.8 WAIVER; REMEDIES CUMULATIVE. Failure of Landlord or Tenant to declare an Event of Default immediately upon the occurrence thereof, or delay in taking any action in connection therewith, shall not waive such Event of Default, but Landlord or Tenant shall have the right to declare any such Event of Default at any time thereafter. No waiver by Landlord or Tenant of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on the other party unless made in writing and no such waiver shall be implied from any omission by Landlord or Tenant to take action with respect to such Event of Default or other such matter.

SECTION 17.  SUBORDINATION, ATTORNMENT AND ESTOPPEL

         17.1 SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease, and all of Tenant's rights under this Lease, shall be subject and subordinate at all times to the lien of any mortgage or deed of trust or other security instrument (and any advances or interest thereunder) that may now exist or hereafter be executed in any amount for which the Property or any portion thereof, is specified as security, and all modifications, renewals, supplements, consolidations and replacements thereof, provided that the rights of Tenant herein are not disturbed so long as no Event of Default by Tenant shall have occurred and be continuing. If any such mortgagee or beneficiary so elects in writing, then this Lease shall be superior to the lien of the mortgage or deed of trust held by such mortgagee or beneficiary, whether this Lease is dated or recorded before or after such mortgage or trust deed. Tenant shall promptly execute and deliver, upon demand by Landlord and in substantially the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease, provided such documents contain the nondisturbance agreement described in Section 17.2 hereof.

         17.2 ATTORNMENT BY TENANT: NON DISTURBANCE. Upon enforcement of any rights or remedies under any mortgage or deed of trust to which this Lease is subordinated (including, without limitation, proceedings for judicial or power of sale foreclosure, or deed in lieu of foreclosure delivered by Landlord to the mortgagee or beneficiary thereunder), Tenant shall attorn to the purchaser or transferee under such right or remedy and recognize such purchaser or transferee as Landlord under this Lease. If Tenant attorns hereunder, then, so long as there is no uncured Event of Default, Tenant shall not be disturbed in its possession of the Premises. Tenant shall execute and deliver any reasonable document or instrument required by such purchaser or transferee confirming the attornment hereunder.

         17.3 CERTIFICATES. Each of Tenant and Landlord, at any time during the Term and from time to time, shall execute, acknowledge and deliver to the requesting party, addressed to such party or any prospective purchaser or mortgagee of any part of the Property a certificate stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), (d) whether or not the requested party is aware of any then existing defenses against the enforcement of any of the obligations of the requested party under this Lease (and, if so, specifying same), (e) whether or not the requested party is aware of any then existing defaults by the requesting party in the performance of its obligations under this Lease (or acts or omissions which would constitute defaults if uncured after notice), and, if so, specifying same,

(f) the dates, if any, to which the Rent and Additional Charges and other amounts under this Lease have been paid, (g) use of and knowledge with respect to Hazardous Materials by Tenant or Landlord under, over and upon the Premises, and (h) any other information and statements that may reasonably be required by the requesting party.

SECTION 18.  FEES AND EXPENSES; PAYMENT

         18.1 INTEREST ON PAST DUE OBLIGATIONS. Unless otherwise specifically provided herein, any amount due from Tenant to Landlord under this Lease (including, without limitation, any payment of Rent) which is not paid within ten (10) after written notice to Tenant (except no notice need be given for failure to make any payment of Fixed Rent) shall bear interest from the due date until paid at the Interest Rate. The payment of such interest shall not alone excuse or cure any default under this Lease.

         18.2 LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, in addition to the provisions of Section 18.1, if any installment of Rent due from Tenant is not received within ten (10) days after written notice to Tenant (except no notice need be given for failure to make any payment of Fixed Rent) by Landlord, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.

Section 19.  ACCESS TO PREMISES

         19.1 LANDLORD ACCESS. Landlord reserves for itself and its agents, employees and independent contractors the right to enter the Premises at all reasonable times and upon reasonable notice (i) to inspect the Premises. (ii) to supply any service to be provided by Landlord to Tenant hereunder, (iii) to show the Premises to prospective purchasers, mortgagees or tenants, (iv) to post notices of non-responsibility, (v) to determine whether Tenant is complying with its obligations under this Lease. (vi) to alter, improve or repair the Premises or any other portion of the Building and (vii) for any other lawful purpose not inconsistent with Tenant's rights hereunder. Any entry by, Landlord or Landlord's Agents pursuant to this section shall, except in the case of any emergency, be upon forty eight (48) hours' advance written or oral notice to Tenant. Landlord shall comply with Tenant's security, safety and other procedures applicable to the Premises and shall not unreasonably interfere with Tenant's use of the Premises or the conduct of Tenant's business therein while in the Premises. Provided Landlord complies with the requirements of this section. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy, or quiet enjoyment of the Premises, any right to abatement of Rent, or any other loss occasioned by Landlord's exercise of any of its rights under this Section 19, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. Landlord shall have the right to use any and all means that Landlord may reasonably deem necessary or proper in order to obtain entry to any portion of the Premises in an emergency.

Section 20.  NOTICES

         Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, and either sent by overnight delivery service or registered or certified mail, return receipt requested, addressed (a) to Tenant (i) at the Premises, or (ii) at Tenant's last known address or at any place where Landlord believes that Tenant or any agent or employee of Tenant may be found, if sent subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, (b) to Landlord at Landlord's Address, or (c) to either Landlord or Tenant at such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 20. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given (i) on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and, in the absence of such record of delivery, the effective date shall be presumed to have been the third (3rd) business day after the date when it shall have been deposited in the mail as provided in this
Section 20 if sent by registered or certified mail. If Tenant is notified of the identity and address of any mortgagee of Landlord, Tenant shall give to such mortgagee by registered or certified mail written notice of any default by Landlord or failure by Landlord to perform any of its obligations hereunder.

Section 21.  RULES AND REGULATIONS

         Tenant shall faithfully observe and comply with the rules and regulations for the Building, a copy of which has been provided to Tenant, and all reasonable modifications thereof and additions thereto which are applicable to multiple tenants and which do not adversely affect Tenant in a material way from time to time put into effect by Landlord. Landlord shall have the right to promulgate different rules and regulations applicable to different portions of the Building, but Landlord shall not have the right to promulgate rules and regulations applicable only to Tenant. If there is any conflict between the terms of the rules and regulations and any provision of this Lease, the terms of this Lease shall govern. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations. Landlord's consent where required under the rules and regulations shall not be unreasonably, withheld, conditioned or delayed.

Section 22.  SECURITY DEPOSIT

         Tenant agrees to deposit with Landlord the Security Deposit, if any, set forth in the Basic Lease Information within five (5) days after mutual execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with other funds of Landlord. If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited; Tenant' failure to do so shall constitute an act of default hereunder. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or to the last permitted assignee, if any, of Tenant's interest hereunder) within fifteen (15) days after the end of the Lease. If Landlord sells its interest in the Premises, Landlord shall deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

Section 23.  SURRENDER OF PREMISES ON TERMINATION

         On the Expiration Date or earlier termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by Section 10.1, ordinary wear and tear, fire and other casualties, acts of God or other causes beyond the control of Tenant excepted, and Tenant shall comply with the provisions of Section 9.2 of this Lease. Unless Landlord expressly agrees in writing to the contrary, Tenant shall remove all machinery, equipment, trade fixtures and materials that Tenant has placed on the Premises and Tenant shall repair any and all damage to the Premises caused by Tenant's removal of such equipment, machinery, trade fixtures and materials.

Section 24.  MISCELLANEOUS

        24.1 SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 15 regarding assignment and subleasing by Tenant, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, that upon the sale, assignment or transfer by Landlord (or by any subsequent landlord) of its interest in the Building or the Property as owner or lessee, including any transfer upon or in lieu of foreclosure or by operation of law, Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease. Provided that Landlord delivers the Security Deposit, if any, to its successor, Landlord shall have no further liability to Tenant with respect thereto.

         24.2 CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the State of California. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of Contra Costa, California (excepting appellate courts).

         24.3 INTEGRATION. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease, and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitute the complete and exclusive statement of its terms, and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not restricted for or against any party.

         24.4 LIGHT, AIR, VIEW, SIGNS, ETC. Tenant covenants and agrees that no diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder. Landlord shall have the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other reasonable promotional purposes. Tenant shall not place or allow to be placed in, on or about the Building any sign or other notice indicating Tenant's desire to assign this Lease or sublet the Premises .

         24.5 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Term with the express written consent of Landlord and without executing a new lease, then such holding over shall be deemed a tenancy from month-to-month, subject to all conditions, provisions and obligations of this Lease. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Landlord and Tenant agree that Landlord's damages, including any claims for damages by any other tenant to whom Landlord may, have leased all or any part of the Premises, would be difficult to establish. Landlord and Tenant desire to liquidate the damages payable to Landlord in the event Tenant holds over after the term without Landlord's consent and therefore agree upon damages payable by Tenant to Landlord in a daily amount equal to 1/30th of the monthly Fixed Rent in effect immediately, prior to the holding over which daily amount shall increase by five percent (5%) per day but in no event more than 100%, such that for example, on the tenth day the increase for such day would be 50%. Landlord and Tenant agree that the above described formula to establish damages is fair and reasonable.

         24.6 COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         24.7 BROKER'S COMMISSIONS. Landlord shall pay all brokers commissions payable to the Brokers listed in the Basic Lease Information in connection with this transaction. Tenant represents and warrants that other than such Brokers, Tenant has not entered into any agreement or incurred or created any obligation which might require Landlord to pay any broker's commission, finder's fee or other commission or fee relating to the leasing of the Premises, unless disclosed to and accepted by Landlord in writing before the date hereof, and Tenant shall defend, indemnify and hold harmless Landlord from and against any claims for any such commissions or fees by anyone claiming by or through Tenant.

         24.8 LANDLORD'S CONSENTS. Unless otherwise expressly provided in this Lease, all consents and approvals to be given by Landlord may be withheld for any reason or no reason, at Landlord's sole discretion, and any such action shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be a part of this Lease. Landlord's failure to respond to a request for consent or approval from Tenant with thirty (30) days (or such other period as may be provided in this Lease) shall be deemed to constitute the granting of such consent or approval.

         24.9 AMENDMENTS. No amendments or modifications of this lease or any agreements in connection therewith shall be valid unless in writing duly executed by both Landlord and Tenant.

         24.10 CONFIDENTIALITY. Landlord shall keep and maintain as confidential and shall not disclose to third parties all information, documents and other data supplied by Tenant to Landlord pursuant to or in connection with this Lease that Tenant identifies as confidential at the time Tenant provides such information to Landlord; provided, however, that Landlord may disclose such information, documents and other data to its counsel and consultants who agree to keep it confidential and to the extent required by applicable governmental laws, orders, rules, ordinances and regulations.

         24.11 ATTORNEYS' FEES. If either party becomes a party to any litigation concerning this Lease, the Premises, or the Property by reason of any act or omission of the other party or its authorized representatives. and not by reason of any act or omission of the party that becomes a party to that litigation, or any act or omission of its authorized representative, the party that causes the other party, to become involved in the litigation shall be liable to the party, involved for reasonable attorneys' fees and court costs incurred by it in the litigation. If either party commences an action against the other party arising out of or in connection with this Lease, or institutes any proceeding in a bankruptcy or similar court which has jurisdiction over the other party or any or all of its property or assets, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs. "PREVAILING PARTY" within the meaning of this Section 24.11 shall include a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

         24.12 NO DISCRIMINATION. There shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, marital status, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises, nor shall Tenant or any person claiming under or through Tenant, establish or permit any such practice of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vends in the Premises. Landlord shall deliver to Tenant a copy of
(a) any Covenants, Conditions and Restrictions affecting the Premises; and (b) any rules and regulations governing Tenant's use of the Premises. Tenant hereby acknowledges receipt of the aforementioned documents.

Section 25.  PARKING AND SIGNAGE

         25.1 PARKING. During the Term, Tenant shall have the non-exclusive right to three (3) parking spaces per 1,000 square feet of the Rentable Area in the Premises. The parking spaces shall be in the areas designated by Landlord from time to time for non-exclusive Tenant parking. Tenant shall abide by any and all reasonable parking regulations and rules applicable to multiple tenants established from time to time by Landlord.

         25.2 SIGNAGE. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, or advertisement of any kind to any part of the Premises, Building, or Property, including, without limitation, the inside or outside of windows or doors, without the written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed so long as such signage is consistent with signage generally approved by Landlord for the Property. Landlord agrees that subject to Tenant obtaining permission from the City of Richmond to the extent required therefor, Tenant may place signage on the Premises and the Property substantially the same as Tenant's signage on Phase I of Marina Bay Business Park.

Section 26.  OPTION TO EXTEND

         26.1 EXERCISE OF OPTION. Provided this Lease is in full force and effect and no Event of Default has occurred and is continuing at the time of Tenant's delivery, of the Extension Notice, Tenant shall have the right to extend the Term of this Lease for two five (5) year terms (each an "Extended Term") upon prior written notice of extension to Landlord given not later than twelve (12) months prior to the expiration of the initial Term or the Extended Term, as the case may be ("Extension Notice"). It is understood and agreed that Tenant's submittal of each Extension Notice shall bind Tenant to a five (5) year extension of this Lease. Each Extended Term shall be on the same terms and conditions as provided in this Lease, except that (i) Tenant shall occupy the Premises in its then "AS IS" condition, and (ii) the Fixed Monthly Rent for the Extended Term shall be the greater of (x) 95% of the Fixed Monthly Rent in effect immediately prior to the commencement date of the Extended Term, or (y) the fair market rent as of the date that is eleven (11) months prior to the commencement of the Extended Term, as determined below:

        26.2 FAIR MARKET RENT DETERMINATION. The fair market rent of the Premises as of the commencement of each Extended Term shall be determined as follows. Within fifteen (15) days after Landlord's receipt of the Extension Notice, Landlord shall notify Tenant of Landlord's reasonable opinion of the fair market rental value of the Premises. If Landlord and Tenant do not agree as to such fair market rental value within fifteen (15) days of Tenant's receipt of Landlord's notice, the fair market rental value shall be determined pursuant to the procedures set forth below.

         26.3 APPRAISAL. Not later than ten (10) days after the expiration of the second 15-day period described above, each of the parties shall select a qualified real estate appraiser with at least five years of appraisal experience who is familiar with rental value of similar property in the Richmond/Berkeley/Oakland/Alameda area and the two appraisers so selected shall appraise the fair market rental value of the Premises. If the two appraisals differ and the higher of the two does not exceed the lower by ten percent (10%), the two appraisals shall be averaged to determine the fair market rental value of the Premises. If the two appraisals differ by more than ten percent (10%), the two appraisers shall select a third person similarly qualified to act as a third appraiser; provided however that if the two appraisers are unable to agree on a third person to act as an appraiser, the third appraiser shall be selected by lot from names submitted by the two other appraisers. The third appraisal shall be promptly completed and if two of the three appraisers agree, their determination shall be the fair market rental value; if no two agree, the parties shall determine the fair market rental value by averaging the appraisals; provided, however, that if the lowest appraisal is less than ninety percent (90%) of the middle appraisal, then such lowest appraisal shall be disregarded in determining the average and the highest appraisal shall be disregarded in determining the average if the highest appraisal is more than one hundred ten percent (110%) of the middle appraisal. Landlord and Tenant shall each pay the appraiser it selects and one-half (1/2) of the costs and expenses of the third appraiser, if a third appraiser is necessary.

        26.4 DEFINITION OF FAIR MARKET RENTAL VALUE. "Fair Market Rental Value" shall mean the fair market annual rental amount per rentable square foot that Landlord has accepted in current, comparable, new transactions in Marina Bay Business Park for comparable space, for a comparable period of time, from non-expansion, non-renewal, and non-equity, tenants, or if there are not a sufficient number of current comparable transactions in Marina Bay Business Park, what a willing, comparable, new, non-expansion, non-renewal, non-equity, tenant would pay, and a willing comparable landlord of a comparable building with comparable vacancy factors in the vicinity of the Building would accept, at arm's length for a comparable amount of space for a comparable period of time, in either case giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clauses, the extent of liability under the escalation clauses, and abatement provisions reflecting free rent and/or no rent during the period of construction or any other period during the lease term, brokerage commissions, if any, which would be payable by Landlord in a comparable transaction, length of the lease term, size and location of premises being leased, a fair market tenant improvement allowances and other generally applicable conditions of tenancy for the number of rentable square feet in the Premises so that Tenant will obtain the same rent and other economic benefits.



        IN WITNESS WHEREOF, Landlord and Tenant have each caused their duly authorized representatives to execute this Lease on their respective behalf as of the day and year first above written.

LANDLORD:

MARINA BAY PARTNERS, LLC,
a California limited liability company

By: /s/ Richard R. Poe
   --------------------------------------
        Richard R. Poe, Its Manager



TENANT:


QRS CORPORATION.
a Delaware corporation

By: /s/ Peter Papano
   --------------------------------------
Name:   Peter Papano
     ------------------------------------
Title:  VP FINANCE
      -----------------------------------



By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                                   EXHIBIT A

                                   FLOOR PLAN

                                   EXHIBIT B

                               LEGAL DESCRIPTION

Portions of Lots 31 and 32, Section 24, and portions of Lots 1 and 2, Section 25, Township 1 North, Range 5 West, Mount Diablo Base and Meridian of "Map No. 1 of Salt Marsh and Tidelands" filed June 11, 1997, Rack Map No. 9, Official Records, Contra Costa County, State of California, further described as follows:

PARCEL B

         Commencing at the Southeastern corner of said Parcel Map (142 PM 36) and along the Southern boundary of said Parcel Map, North 88DEG051'44"
West 39.50 feet to the Point of Beginning; thence

         South 01DEG08'16" West 422.81 feet; thence

         South 46DEG08'1 6" West 22.63 feet; thence

         South 01DEG08'16" West 115.43 feet; thence

         North 88DEG51'44" West 16.50 feet; thence

         South 01DEG08'16" West 64.61 feet; thence

         South 61DEG08'16" West 215.27 feet to a point on a non-tangent curve; thence

         Along said non-tangent curve to the left, having a radius of 50.00 feet, the center which bears South 68DEG15'34" West, through a central angle of 35DEG47'44", an arc distance of 31.24 feet; thence

         Along a non-tangent line North 17DEG00'00" West 131.50 feet; thence

         South 73DEG00'00" West 2.50 feet; thence

         North 17DEG00'00" West 2.98 feet; thence

         Along a tangent curve to the right, having a radius of 931.00 feet, through a central angle of 18DEG08'16", an arc distance of 294.72 feet; thence

         Along a tangent line North 01DEG08'16" East 286.37 feet to the Southern boundary of said Parcel Map (142 PM 36); thence

         Along said Southern boundary South 88DEG51'44" East 329.5 feet to the point of beginning.

         Containing an area of 4.7317 acres, more or less.

                                    EXHIBIT C

                            BUILD OUT OF INITIAL TI'S

         This Work Letter is incorporated into and made a part of that certain Marina Bay Business Park Office Lease between Marina Bay Partners, LLC and QRS Corporation. All initial-capitalized terms used in this Work Letter and not otherwise defined herein shall have the meanings ascribed to them elsewhere in the Lease.

                                    ARTICLE I
                               GENERAL PROVISIONS

         1.1 INITIAL TI'S. Landlord shall plan and design, and Landlord shall construct certain office improvements (the "Initial TI's") in accordance with the provisions of this Work Letter and all other applicable terms and conditions of the Lease.

         1.2 INITIAL TI Work. The planning, design and construction of the Initial TI's are referred to collectively as "Initial TI Work."

         1.3 COSTS OF THE Work. For purposes of this Work Letter, "Costs of the Work" shall mean and include all: (a) architect's, engineer's and consultants' fees and costs; (b) deposits, fees and costs for building and other permits, licenses and approvals; (c) tests and inspections; (d) security; (e) insurance and bond premiums; (f) utilities; (g) all amounts payable to any contractors, subcontractors, suppliers and vendors; and (h) all other charges, fees, expenses and other costs incurred or arising in connection with the Initial TI Work. Costs of the Work shall exclude all costs of construction of the Building shell, which shall be bome solely by Landlord.

         1.4 CONSTRUCTION STANDARDS. The Initial TI's shall be constructed by Landlord in a good and workmanlike manner, free from material defects in workmanship and materials and in accordance with Section 7.2 and all applicable laws, including without limitation, the Americans with Disabilities Act.

                                    ARTICLE 2
                                IMPROVEMENT PLANS

         2.1 PLANS FOR INITIAL TI's. Landlord agrees to perform the Initial TI Work in accordance with drawings, specifications and other plans necessary for the development, approval and construction of the Initial TI's (collectively, the "Plans") reasonably approved by Landlord and Tenant. The Plans shall be prepared by TSH Architects, or another architectural firm selected by Landlord and reasonable approved by Tenant (the "Architect"). From time to time as reasonably requested by Landlord or the Architect, Tenant shall meet with the Architect to provide Architect sufficient information to enable Architect to prepare preliminary plans for review and approval by Landlord and Tenant, which approval shall not be unreasonably withheld. Upon approval of the preliminary plans, Tenant shall again from time to time. as reasonably requested by Landlord or Architect meet with the Architect to provide Architect sufficient information to enable Architect to prepare the final plans and specifications for review and approval by Landlord and Tenant, which approval shall not be unreasonably withheld. Each of Landlord and Tenant shall within 15 days of receipt of the preliminary plans or the Plans (as the case may be), approve or disapprove the Plans. In the event of disapproval, the disapproving party shall state its reasons for disapproval and the parties thereafter shall work together in good faith to reach prompt agreement upon modifications to such plans.

                                    ARTICLE 3
                          CONSTRUCTION OF INITIAL TI'S

         3.1 SELECTION OF GENERAL CONTRACTOR. Landlord shall employ a general contractor to perform the construction of the Initial TI Work. Landlord shall obtain bids from two or more general contractors selected by Landlord. Such contractors shall be subject to the approval of Tenant prior to the bid process, which approval shall not be unreasonably withheld; provided however that Tenant hereby agrees that the general contractor hired by Landlord to construct the Building shall be deemed acceptable to Tenant as a general contractor who may bid the Initial TI Work. Such Work shall be bid on a maximum guaranteed amount basis, and Landlord shall select the general contractor that submits the lowest bid (or Landlord's general contractor if it is not the low bidder, but agrees to perform the Work for the amount of the lowest bid).

         3.2. PAYMENT FOR COSTS OF THE WORK. Upon selection of the general contractor and reasonable approval by Tenant of the Costs of the Work, prior to commencement of the construction of the Initial TI's, Tenant shall advance to Landlord the amount of the Costs of the Work, if any, in excess of the TI Allowance, which TI Allowance, as set forth in Section 7.2 of the Lease, is $25.00 per square foot of Rentable Area. The funds so advanced to Landlord shall be held in trust by Landlord and used solely to construct the Initial TI's.

         3.3 CHANGE ORDERS. Tenant shall be responsible, subject to initial exhaustion of the TI Allowance, for all costs relating to changes in the Initial TI Work that arise from changes in the Plans after commencement of construction that are requested by Tenant or required by the City of Richmond. Any such changes in the Initial TI Work arising from changes in the Plans shall be submitted by the general contractor to both Landlord and Tenant for their prompt approval, which shall not be unreasonably withheld, and the costs for such changes shall be set forth in written change orders approved by Tenant and signed by Landlord. Concurrent with Tenant's approval of each change order, Tenant shall advance to Landlord the additional costs (if any) set forth therein. The funds so advanced to Landlord shall be held in trust by Landlord and used solely to construct the Initial TI's.

                                    EXHIBIT D

                        TENANT'S IMPROVEMENTS WORK LETTER

         This Work Letter is incorporated into and made a part of that certain Marina Bay Business Park Office Lease between Marina Bay Partners, LLC and QRS Corporation. All initial-capitalized terms used in this Work Letter and not otherwise defined herein shall have the meanings ascribed to them elsewhere in the Lease.

                                    ARTICLE 1
                               GENERAL PROVISIONS

         1.1 TENANT IMPROVEMENTS. If Tenant desires to construct Alterations (as defined in Section 9.1 of the Lease) to the Premises after construction of the Initial TI's, Tenant shall plan, design and construct such Alterations (the "Tenant Improvements") in accordance with the provisions of this Work Letter and
Section 9 of the Lease.

         1.2 TENANT'S WORK The planning, design and construction of the Tenant Improvements are referred to collectively as "Tenant's Work."

         1.3 COSTS OF THE WORK. For purposes of this Work Letter, "Costs of the Work" shall mean and include all: (a) architect's, engineer's and consultants' fees and costs; (b) deposits, fees and costs for building and other permits, licenses and approvals; (c) tests and inspections; (d) security; (e) insurance and bond premiums; (f) utilities; (g) all amounts payable to any contractors, subcontractors, suppliers and vendors; and (h) all other charges, fees, expenses and other costs incurred or arising in connection with the Tenant's Work.

         1.4 CONSTRUCTION STANDARDS. The Tenant Improvements shall be constructed by Tenant in a good and workmanlike manner, free from material defects in workmanship and materials and in accordance with Section 9 of this Lease and all applicable laws.

                                    ARTICLE 2
                                IMPROVEMENT PLANS

         2.1 PLANS FOR TENANT IMPROVEMENTS. Tenant agrees at Tenant's sole cost and expense, to perform the Tenant's Work in accordance with drawings, specifications and other plans necessary for the development, approval and construction of the Tenant Improvements (collectively, the "Plans") reasonably approved by Landlord. Landlord shall have the right to reasonably approve the general contractor for Tenant's Work. Tenant shall submit the Plans for Tenant's Work to Landlord and shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with the granting approval of Tenant's Work. Landlord shall, within ten (10) business days of receipt of the Plans, approve or disapprove the Plans. In the event of disapproval, Landlord shall state its reasons for disapproval and the parties thereafter shall work together in good faith to reach prompt agreement upon modifications to the Plans. Tenant shall file a notice of completion after completion of Tenant's Work and provide Landlord with a copy thereof.

        2.2 EFFECT OF LANDLORD'S ACCEPTANCE. Tenant acknowledges that Landlord's review of the Plans are not being undertaken solely for Landlord's benefit, and Landlord shall not be understood or deemed, by its review and acceptance of such Plans, to make any representation or warranty as to their correctness, accuracy, compliance with applicable law or any other quality, or to undertake any duty to Tenant or any other persons. As between Landlord and Tenant, Tenant shall remain solely responsible for the design of the Tenant Improvements and Landlord shall have no liability to Tenant or any other person in connection with its review and acceptance of the Plans.

                                   ARTICLE 3
                                PAYMENT FOR WORK

        3.1 COSTS OF THE WORK FOR TENANT IMPROVEMENTS. Tenant shall pay the Costs of the Work incurred in connection with the Tenant Improvements.

                                    ARTICLE 4
                                     PERMITS

         4.1 TENANT'S PERMITS. Before starting the Tenant Improvements, Tenant shall procure, and provide Landlord with copies of, all permits, licenses, consents, notices and other approvals necessary to commence such Work from all public and quasi-public authorities with jurisdiction. During and upon completion of the Tenant Improvements, Tenant shall: (a) procure, and provide Landlord with copies of, all necessary permits, licenses, consents and other approvals, (b) comply with the directions, orders and other requirements of all building and other inspectors and representatives of public and quasi-public authorities with jurisdiction; and (c) comply with the reasonable requirements of any insurance underwriting board or insurance carrier insuring Tenant, Landlord or the Premises. Tenant shall keep Landlord generally informed of the status of, and Landlord shall have the right to participate and shall cooperate with Tenant in the procurement of, Tenant's building permit for the Tenant Improvements.